DISTRIBUTION AGREEMENT

         AGREEMENT, made as of the 1st day of January, 1997, by and between The Evergreen Municipal Trust (the "Trust") and Evergreen Keystone Distributor, Inc. ("EKD").

         WHEREAS, The Trust has adopted one or more Plans of Distribution with respect to certain Classes of shares of its separate investment series (each a "Plan", or collectively the "Plans") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") which Plans authorize the Trust on behalf of the Funds to enter into agreements regarding the distribution of such Classes of shares (the "Shares") of the separate investment series of the Trust (the "Funds") set forth on Exhibit A; and

         WHEREAS, the Trust has agreed that Evergreen Keystone Distributor, Inc. (the "Distributor"), a Delaware corporation, shall act as the distributor of the Shares; and

         WHEREAS, the Distributor agrees to act as distributor of the Shares for the period of this Distribution Agreement (the "Agreement");

         NOW,  THEREFORE,   in  consideration  of  the  agreements   hereinafter
contained, it is agreed as follows:

         1. Services as Distributor-

         1.1. The Distributor agrees to use appropriate efforts to promote each Fund and to solicit orders for the purchase of Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation The services to be performed hereunder by the Distributor are described in more detail in Section 7 hereof. . In the event that the Trust establishes additional investment series with respect to which it desires to retain Evergreen Funds Distributor, Inc. to act as distributor for one or more Classes hereunder, it shall promptly notify the Distributor in writing. If the Distributor is willing to render such services it shall notify the Trust in writing whereupon such portfolio shall become a Fund and its designated Classes of shares of beneficial interest shall become Shares hereunder.

         1.2. All activities by the Distributor and its agents and employees as the distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934, as amended.

         1.3 In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor, any selected dealer or any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Trust's registration statement (the "Registration Statement") or related Fund prospectus and statement of additional information ("Prospectus and Statement of Additional Information") and any sales literature specifically approved by the Trust.

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         1.4 The Distributor shall adopt and follow  procedures,  as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

         1.5. The Distributor will transmit any orders received by it for purchase or redemption of Shares to the transfer agent and custodian for the applicable Fund.

         1.6 The Distributor shall provide persons acceptable to the Trust to serve as officers of the Trust.

         1.7. Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.8. The Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others. The Distributor shall offer and sell Shares only to such selected dealers as are members, in good standing, of the NASD.

         1.9 The Distributor agrees to adopt compliance standards, in a form satisfactory to the Trust, governing the operation of the multiple class distribution system under which Shares are offered.

         2. Duties of the Trust.

         2.1. The Trust agrees at its own expense to execute any and all documents and to furnish, at its own expense, any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as the Trust and the Distributor may designate.

         2.2. The Trust shall furnish from time to time, for use in connection with the sale of Shares such information with respect to the Funds and the Shares as the Distributor may reasonably request; and the Trust warrants that any such information shall be true and correct. Upon request, the Trust shall also provide or cause to be provided to the Distributor: (a) unaudited semi-annual statements of each Fund's books and accounts, (b) quarterly earnings statements of each Fund, (c) a monthly itemized list of the securities in each Fund, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional. information regarding each Fund's financial condition as the Distributor may reasonably request.





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         3. Representations of the Trust.

         3.1. The Trust represents to the Distributor that it is registered under the 1940 Act and that the Shares of each of the Funds have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will file such amendments to its Registration Statement as may be required and will use its best efforts to ensure that such Registration Statement remains accurate.

         4. Indemnification.

         4.1. The Trust shall indemnify and hold harmless the Distributor, its officers and Directors and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), which the Distributor or such controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, as from time to time amended or supplemented, any prospectus or annual or interim report to shareholders of the Trust, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor, its officers and Directors or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case maybe, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling

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person or persons,  defendant or-defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceeding against it or any of its officers or directors in connection with the issuance or sale of any of the shares.

          4.2. The Distributor shall indemnify and hold harmless the Trust and each of its directors and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in paragraph 4.1, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any persons so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of paragraph 4.1.

         5. Offering of Shares.

         5.1. None of the Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement, and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust, if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus and statement of additional information as required by Section 10(b) (2) of the Securities Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5.1 shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus of each Fund or the Trust's prospectus or Declaration of Trust.

         6. Amendments to Registration Statement and Other Material Events.

         6.1. The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor: (a) of any request or action taken by the Commission which is material to the Distributor's obligations hereunder or (b) any material fact of which the Trust becomes aware which affects the Distributor's obligations hereunder.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         7. Compensation of Distributor.

         7.1. (a) As promptly as possible after the first Business Day (as defined in the Prospectus) of each month this Agreement is in effect, the Trust shall compensate the Distributor for its

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distribution  services  rendered during the previous month (but not prior to the
Commencement Date); by making payment to the Distributor in the amounts set forth on Exhibit A annexed hereto with respect to each Class of Shares of each Fund to which this Agreement is applicable. The compensation by the Trust of the Distributor is authorized pursuant to the Plan or Plans adopted by the Trust pursuant to Rule 12b-l under the 1940 Act.

                (b) Under this Agreement, the Distributor shall: (i) make payments to securities dealers and others engaged in the sale of Shares; (ii) make payments of principal and interest in connection with the financing of commission payments made by the Distributor in connection with the sale of Shares (iii) incur the expense of obtaining such support services, telephone facilities and shareholder services as may reasonably be required in connection with its duties hereunder; (iv) formulate and implement marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (v) prepare, print and distribute sales literature; (vi) prepare, print and distribute Prospectuses of the Funds and reports for recipients other than existing shareholders of the Funds; and (vii) provide to the Trust such information, analyses and opinions with respect to marketing and promotional activities as the Trust may, from time to time, reasonably request.

                (c) The Distributor shall prepare and deliver reports to the Treasurer of the Trust on a regular, at least monthly, basis, showing the distribution expenditures incurred by the Distributor in connection with its services rendered pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

                (d) The Distributor may retain as a sales charge the difference between the current offering price of Shares, as set forth in the current prospectus for each Fund, and net asset value, less any reallowance that is payable in accordance with the sales charge schedule in effect at any given time with respect to the Shares.

                (e) The Distributor may retain any contingent deferred sales charge ("CDSCs") payable with respect to the redemption of any Shares, provided however, that any CDSCs received by the Distributor shall first be applied by the Distributor or its assignee to any outstanding amounts payable or which may in the future be payable by the Distributor or its assignee under financing arrangements entered into in connection with the payment of commissions on the sale of Shares.

                (f) The Distributor may sell, assign, pledge or hypothecate its rights to receive compensation hereunder. The Trust acknowledges that, in connection with the financing of commission payments made by the Distributor in connection with the sale of Shares, the Distributor may sell and assign, and/or has sold and assigned, to Mutual Fund Funding 1994-1 the Distributor's interest in certain items of compensation payable to the Distributor hereunder, and that Mutual Fund Funding 1994-1 in turn may pledge or assign, and/or has assigned, such interest to First Union Corporation as lender to secure such financing. It is understood that an assignee may not further sell, assign, pledge, or hypothecate its right to receive such reimbursement unless such sale, assignment, pledge or hypothecation has been approved by the

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vote of the  Board of the  Trust,  including  a  majority  of the  Disinterested
Trustees, cast in person at a meeting called for the purpose of voting on such approval.

                (g) In addition to the foregoing, and in respect of its services hereunder and for similar services rendered to other investment companies for which Evergreen Asset Management Corp. (the "Investment Adviser") serves as investment adviser, the Investment Adviser may pay to the Distributor an additional fee to be paid in such amount and manner as the Investment Adviser and Distributor may agree from time to time.

         8. Confidentiality, Non-Exclusive Agency.

         8.1. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and to obtain approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         8.2. Nothing contained in this Agreement shall prevent the Distributor, or any affiliated person of the Distributor, from performing services similar to those to be performed hereunder for any other person, firm, or corporation or for its or their own accounts or for the accounts of others.

         9. Term.

         9.1. This Agreement shall continue until June 30, 1998 and thereafter for successive annual periods, provided such continuance is specifically approved at least annually by (i) a vote of the majority of the Trustees of the Trust and (ii) a vote of the majority of those Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan, in this Agreement or any agreement related to the Plan (the "Independent Trustees") by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time, with respect to the Trust, without penalty, (a) on not less than 60 days' written notice by vote of a majority of the Independent Trustees, or by vote of the holders of a majority of the outstanding voting securities of the Trust, or (b) upon not less than 60 days' written notice by the Distributor. This Agreement may remain in effect with respect to a Fund even if it has been terminated in accordance with this paragraph with respect to one or more other Funds of the Trust. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons", and "assignment" shall have the same meaning as such terms have in the 1940 Act.)



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         10. Miscellaneous.

         10.1. This Agreement shall be governed by the laws of the State of New York.

         10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constructions or effect.

         10.3 The obligations of the Trust hereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust and only the Trust's property shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

EVERGREEN KEYSTONE DISTRIBUTOR, INC.          THE EVERGREEN MUNICIPAL TRUST

By:                                           By:
Title:               , Vice President         Title: John J. Pileggi, President


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                                    EXHIBIT A

     To Distribution Agreement between Evergreen Keystone Distributor, Inc.
                          and EVERGREEN MUNICIPAL TRUST

FUNDS AND CLASSES COVERED BY THIS AGREEMENT:

Evergreen Florida High Income Municipal Bonds Fund

         CLASS A SHARES
         CLASS B SHARES
         CLASS Y SHARES

Evergreen Short-Intermediate Municipal Fund

         CLASS A SHARES
         CLASS B SHARES
         CLASS Y SHARES

Evergreen Short Intermediate Municipal Fund-California

         CLASS A SHARES
         CLASS B SHARES
         CLASS Y SHARES

Evergreen Tax Exempt Money Market Fund

         CLASS A SHARES
         CLASS Y SHARES

Evergreen Institutional Tax Exempt Money Market Fund

         INSTITUTIONAL SHARES
         INSTITUTIONAL SERVICE SHARES


                                Distribution Fees

1. During the term of this Agreement, the Trust will pay to the Distributor a quarterly fee with respect to each of the Funds and Classes of Shares thereof listed above. This fee will be computed at the annual rate of:.10 of 1% of the average net asset value on an annual basis of Class A Shares of the Evergreen Short-Intermediate Municipal Fund and the Evergreen Short Intermediate Municipal Fund-California; .30 of 1% of the average net asset value on an annual basis of Class A Shares of the Evergreen Tax Exempt Money Market Fund; .25 of 1% of the average net asset value on an annual basis of Institutional Service Shares of Evergreen Institutional Tax Exempt Money Market Fund, and .75 of 1% of the average net asset value on an annual basis of Class B Shares of Evergreen Short-Intermediate Municipal Fund and the Evergreen Short Intermediate Municipal Fund-California.

2. For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Distribution Agreement between the parties dated December 30, 1994, as amended the 1st day of October, 1996, to be executed by their officers designated below as of the 1st day of October, 1996.

EVERGREEN KEYSTONE DISTRIBUTOR, INC.        THE EVERGREEN MUNICIPAL TRUST

By:                                         By:
Title:              , Vice President        Title: John J. Pileggi, President

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